        Exhibit 10.72

Execution Version

AMENDMENT
AMENDMENT, dated as of December 21, 2022 (this “Amendment”), to the Credit Agreement, dated as of May 10, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), (ii) the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and (iii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
WHEREAS, the Borrower intends to consummate the Target Acquisition (as defined below) pursuant to the terms and conditions set forth in the Takeover Offer Document (as defined below);
WHEREAS, in connection with the Target Acquisition, the Borrower has requested that the Lenders consent to the amendments to the Credit Agreement and the other agreements as set forth herein to, among others, modify the conditions to the agreement of the Lenders to make Loans requested by the Borrower set forth in Section 7.2 of the Credit Agreement during the Certain Funds Period (as defined below); and
WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendments to the Credit Agreement and such other agreements, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:
SECTION 1.Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used in this Amendment, the following terms shall have the following meanings:
“Acquisition Co”: Boston Scientific Group plc, a public limited company incorporated under the laws of the Republic of Ireland, which is wholly-owned by the Borrower.
“Bridge Credit Agreement”: that certain credit agreement, dated as of December 9, 2022, among (i) the Borrower, (ii) the several banks and other financial institutions or entities from time to time parties thereto as lenders, and (iii) Citibank, N.A., as administrative agent.
“Business Day”: any day on which The Stock Exchange of Hong Kong Limited is open for the transaction of business that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close.
“Certain Funds Commitment Period”: the period from and including the Amendment Effective Date and ending on the occurrence of any Mandatory Cancellation Event.
“Certain Funds Commitments”: During the Certain Funds Period, Revolving Credit Commitments under the Credit Agreement in an amount of $530,000,000 which are subject only to the satisfaction of the Certain Funds Conditions during the Certain Funds Period. Each Revolving Lender shall be deemed to have a Certain Funds Commitment during the Certain Funds Period in an amount equal to its Revolving Credit Commitment Percentage of the aggregate Certain Funds Commitments.

“Certain Funds Conditions”: (a) the Borrowing Date will be a date within the Certain Funds Commitment Period, (b) the Administrative Agent shall have received the notice of Borrowing in accordance with subsection 2.2 of the Credit Agreement, (c) on the date of the notice of Borrowing delivered pursuant to subsection 2.2 of the Credit Agreement and on the proposed Borrowing Date, (i) no Certain Funds Default shall be continuing or would result from the proposed Borrowing and (ii) all Certain Funds Representations shall be true or, if a Certain Funds Representation does not already include a materiality concept, true in all material respects, (d) the Administrative Agent shall have received a certificate, dated the Borrowing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the applicable requirements of clause (c) of this definition have been satisfied, (e) the Administrative Agent shall have received all fees due and payable on or prior to the Borrowing Date under the Loan Documents on or prior to the Borrowing Date, (f) it not being illegal for any Lender to lend and there being no injunction or restraining order prohibiting any Lender from lending its portion of the Loans or restricting the application of the proceeds thereof; provided, that such Lender has used commercially reasonable efforts to make the Loans through an Affiliate of such Lender not subject to such legal restriction; provided further, that the occurrence of such event in relation to one Lender shall not relieve any other Lender of its obligation to make Loans hereunder and (g) the Takeover Offer shall have become wholly unconditional in accordance with the terms of the Takeover Offer Document, in each case, without giving effect to (and there shall not have been) any modifications, amendments, consents, requests or waivers by the Borrower or the Acquisition Co except to the extent permitted pursuant to Section 6(b) of this Amendment.

“Certain Funds Default”: means an Event of Default arising from any of the following, with respect to the Borrower or the Acquisition Co only, other than to the extent that such Event of Default relates to circumstances affecting any member of the Target Group:
(a)    subsection 10(a) of the Credit Agreement as it relates to the payment of principal, interest or other fees under this Agreement in respect of the Certain Funds Commitments;
(b)    subsection 10(b) of the Credit Agreement as it relates to a Certain Funds Representation;
(c)    subsection 10(c) of the Credit Agreement as it relates to a failure to perform the covenants set forth in subsection 8.4(b), subsection 9.2 or subsection 9.4 of the Credit Agreement and Section 6(b) of this Amendment (other than paragraphs (vii), (viii) and (x) thereof), in each case only insofar as such covenants apply to the Borrower or the Acquisition Co and (in respect of any procurement obligation) each of the Borrower and the Acquisition Co shall use its best efforts in complying with its procurement obligations but any failure to perform the covenants by any other person that is not the Borrower or the Acquisition Co shall not constitute a breach of its obligations or a Certain Funds Default; or
(d)    subsection 10(g) of the Credit Agreement in respect of the Borrower or the Acquisition Co, but excluding, in relation to involuntary proceedings, any Event of Default caused by a frivolous or vexatious action, proceeding or petition in respect of which no order or decree in respect of such involuntary proceeding shall have been entered.
“Certain Funds Draw”: a Borrowing of Revolving Credit Loans in Dollars by the Borrower under the Certain Funds Commitments under the Credit Agreement to finance those purposes set out in the definition of Certain Funds Purposes.
“Certain Funds Period”: the period commencing on the later of (i) the Amendment Effective Date and (ii) date of the Rule 3.5 Announcement, and ending at the Certain Funds Termination Time.
“Certain Funds Purposes”:

(i)    payment (directly or indirectly) of all or part of the cash price payable by the Acquisition Co to the holders of the Target Shares subject to the Takeover Offer in consideration of the acquisition of such Target Shares pursuant to the Takeover Offer; and
(ii)    financing (directly or indirectly) the fees, costs and expenses in respect of the Transactions and any stamp duty and any other taxes payable in connection with the Target Acquisition.
“Certain Funds Representations”: each of the representations set out in subsections 6.2, 6.3, 6.4, 6.7, 6.9, 6.10, 6.15 of the Credit Agreement and Section 4(b) of this Amendment, other than to the extent that such representations relates to facts and circumstances affecting any member of the Target Group and in each case only insofar as such representations apply to the Borrower or the Acquisition Co.
“Certain Funds Termination Time”: 11:59 p.m. (Hong Kong Time) on the first date on which a Mandatory Cancellation Event occurs or exists.
“Executive” means the Executive Director of the Corporate Finance Division of the Securities and Futures Commission of Hong Kong or any delegate of the Executive Director.
“Mandatory Cancellation Event”:
the occurrence of any of the following conditions or events:
(a)the Takeover Offer lapses, terminates or is withdrawn with the consent of the Executive (or all consideration payable by the Acquisition Co to the holders of the Target Shares for acceptances validly tendered under the Takeover Offer prior to such lapse, withdrawal or termination (and all fees, costs and expenses (including stamp duty) which are necessary to complete the purchase by Acquisition Co of such Target Shares from such holders) have been paid) or
(b)it becomes illegal for all the Lenders to lend or there is any injunction or restraining order prohibiting all the Lenders from lending the Loans or restricting the application of proceeds thereof, and the Lenders were unable to make the Loans through their respective Affiliates which are not subject to such legal restriction; or
(c)the date falling one hundred twenty (120) days after the date on which the Takeover Offer Document is issued (or such other date as the Lenders may agree in writing with the Borrower).
“Materially Adverse Amendment”: a modification, amendment or waiver to or of the terms or conditions of the Takeover Offer compared to the terms and conditions that are included in the draft of the Rule 3.5 Announcement delivered pursuant to Section 3(c) of this Amendment that is, in the opinion of the Lenders (acting reasonably having consulted in good faith with the Borrower), materially adverse to the interests of the Lenders (taken as a whole), it being acknowledged (i) a waiver of a pre-condition which then becomes a condition to be satisfied in connection with the Target Acquisition; and (ii) such modification, amendment or waiver as required by the Takeovers Code or the Executive, would not be materially adverse to the interests of the Lenders.

“Minimum Acceptance Condition”: valid acceptances of the Takeover Offer being received in respect of a minimum of 156,725,925 Shares (representing approximately 50.01% of the Company’s issued share capital as at the date of the Rule 3.5 Announcement).
“Offer Documents”: the Takeover Offer Document and the Rule 3.5 Announcement.
“Original Rule 3.5 Announcement”: as defined in Section 6(b)(i) of this Amendment.
“Rule 3.5 Announcement” means an announcement pursuant to Rule 3.5 of the Takeovers Code.
“Takeover Offer”: means any voluntary conditional partial cash offer by or on behalf of the Acquisition Co to acquire a maximum of 203,702,962 shares in the Target in the issued share capital of the Target (representing 65% of the issued Target Shares), substantially on the terms and the conditions set out in the Rule 3.5 Announcement.
“Takeover Offer Document”: means the composite offer and response document to be jointly issued by or on behalf of the Acquisition Co and the Target to shareholders of the Target (other than the Acquisition Co and parties acting in concert with it) in accordance with the Takeovers Code containing, among other things, details of the Takeover Offer, as maybe be revised or supplemented as appropriate.
“Takeovers Code” means the Code on Takeovers and Mergers published by the Securities and Futures Commission of Hong Kong, as amended from time to time.
“Target”: Acotec Scientific Holdings Limited, a company incorporated in the Cayman Islands with limited liability, whose shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code: 6669).
“Target Acquisition”: the acquisition by the Acquisition Co of the Target Shares which are subject to the Takeover Offer pursuant to the Takeover Offer Document.
“Target Group”: the Target and its subsidiaries.
“Target Shares”: up to 65 % of the issued and to be issued ordinary share capital of the Target at the date of the Takeover Offer.
“Transaction Costs”: all fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries in connection with the Transactions.
“Transactions”: the (i) execution and delivery of this Amendment and the Bridge Credit Agreement, (ii) the borrowing of Loans pursuant to the Certain Funds Draw and the use of the proceeds thereof, (iii) the consummation of the Target Acquisition and (iv) the payment of Transaction Costs.
SECTION 2.Certain Funds Conditionality. Notwithstanding the conditions to each Loan set forth in Section 7.2 of the Credit Agreement, the only conditions to the Certain Funds Draw with respect to the Certain Funds Commitments during the Certain Funds Period shall be the satisfaction of the Certain Funds Conditions.
SECTION 3.Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (a) the Borrower, the Administrative Agent and the Majority Lenders shall have executed and delivered to the Administrative Agent this Amendment, (b) all fees and expenses payable to the Administrative Agent, the other Agents and any Lender on or prior to the Amendment Effective Date shall have been paid, (c) the Administrative Agent shall have received a copy, certified by the Borrower, of the issued Rule 3.5 Announcement in form and substance reasonably satisfactory to the Administrative Agent; it being acknowledged that the draft provided to the

Administrative Agent as of December 12, 2022 is satisfactory to the Administrative Agent and (d) the Borrower shall have delivered a notice of termination of all outstanding commitments under the Bridge Credit Agreement to the Administrative Agent and Citibank, N.A. The Administrative Agent shall promptly notify the Borrower and the Lenders upon satisfaction of the conditions set out in paragraph (a), (b) and (c) and such notice shall also confirm the status to (i) the conditions remaining for the occurrence of the Amendment Effective Date and (ii) the Certain Funds Conditions, and such notice shall be conclusive and binding.
SECTION 4.Representation and Warranties. To induce the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and all of the Lenders as of the Amendment Effective Date that:
(a)Corporate Power; Authorization; Enforceable Obligations.
(i)The Borrower has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform the Loan Documents, as amended by this Amendment, to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Documents, as so amended, to which it is a party.
(ii)No consent or authorization of, filing with (other than the Borrower’s public filing of the Amendment on Form 8-K, if applicable), or notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Borrower or any of its Subsidiaries in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents, as amended by this Amendment, to which the Borrower is party.
(iii)This Amendment has been duly executed and delivered on behalf of the Borrower.
(iv)This Amendment and each Loan Document, as amended by this Amendment, to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, examination, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)Offer Documents and Related Documents. On the first Borrowing Date in respect of a Certain Funds Draw, the Borrower has delivered to the Administrative Agent complete and correct copies of the Offer Documents when issued, including all schedules and exhibits thereto. The release of the Rule 3.5 Announcement and the posting of the Offer Documents have been or will be, prior to their release or posting (as the case may be), duly authorized by the Acquisition Co and to the best knowledge of the Borrower, the Target. Each of the material obligations of the Acquisition Co under the Offer Documents is or will be, when entered into and delivered, the legal, valid and binding obligation of the Acquisition Co, enforceable against such Persons in accordance with its terms in each case, except as may be limited by (i) bankruptcy, insolvency, examination or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.
(c)Representations and Warranties. The representations and warranties (except for those made in subsections 6.13 and 6.14 of the Credit Agreement) made by the Borrower in or pursuant to the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date (it being understood that the only conditions to the making of the Certain Funds Draw under the Certain Funds Commitments are the Certain Funds Conditions).

SECTION 5.Actions by Lenders During Certain Funds Period.
(a)During the Certain Funds Period and notwithstanding any provision to the contrary in the Loan Documents, none of the Lenders nor the Administrative Agent shall, unless (x) a Certain Funds Default has occurred and is continuing or would result from a proposed Borrowing, (y) a Certain Funds Representation remains untrue or, if a Certain Funds Representation does not already include a materiality concept, untrue in any material respect or (z) it is illegal for such Lender to lend and/or there is an injunction or restraining order prohibiting such Lender from lending its portion of the Loans or restricting the application of the proceeds thereof (provided, that such Lender used commercially reasonable efforts to make its portion of the Loans through an Affiliate of such Lender not subject to such legal restriction; and provided further, that the occurrence of an illegality event in relation to one Lender shall not relieve any other Lender of its obligations to make Loans hereunder), be entitled to:
(i)cancel any of its Certain Funds Commitments;
(ii)rescind, terminate or cancel the Loan Documents or the Certain Funds Commitments or exercise any right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent or limit the making of a Loan for Certain Funds Purposes;
(iii)refuse to participate in the making of the Certain Funds Draw for Certain Funds Purposes unless the Certain Funds Conditions, as applicable, have not been satisfied;
(iv)exercise any right of set-off or counterclaim in respect of a Loan for Certain Funds Purposes to the extent to do so would prevent or limit the making of the Certain Funds Draw for Certain Funds Purposes; or
(v)cancel, accelerate or cause repayment or prepayment of any amounts owing under any Loan Document to the extent to do so would prevent or limit the making of the Certain Funds Draw for Certain Funds Purposes;
provided that, immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders and the Administrative Agent notwithstanding that they may not have been used or been available for use during the Certain Funds Period.
(b)During the Certain Funds Period, the Revolving Lenders shall not make any Revolving Credit Loans to the Borrower to the extent that, after giving effect thereto, the aggregate Available Revolving Credit Commitments of the Revolving Lenders would be less than the Certain Funds Commitments, other than the Certain Funds Draw (it being understood that a Revolving Lender shall not be deemed to be a Defaulting Lender solely as a result of complying with the provisions of this clause (b)).
(c)Notwithstanding anything to the contrary in subsection 13.6 of the Credit Agreement, during the Certain Funds Period no Lender shall assign any Commitment or Loan or any other interest of such Lender hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent and (in respect of its Certain Fund Commitment) unless a Certain Funds Default has occurred and is continuing, the Borrower, and if such Lender assigns, transfers, participates or sub-participates prior to the expiry of the Certain Funds Period (in accordance with this subsection 13.6) in respect of any of its Certain Funds Commitment without the consent of the Borrower, such Lender shall:
(i)remain liable to fund the amount of such Certain Funds Commitment during the Certain Funds Period notwithstanding such assignment, transfer, participation or sub-participation of such Certain Funds Commitment and provided further that if the assignee, transferee, participant, sub-participant defaults on its obligation to provide its pro rata share of a Loan to be made during the Certain Funds Period (a “Non-Funding Transferee”) then the Lender which has made the assignment, transfer, participation or sub-participation agrees to provide the amount that the Non-Funding Transferee was obliged to provide up to the amount that such Lender had assigned to such Non-Funding Transferee; and
(ii)unless the Borrower provides its written consent, retain the unrestricted right to exercise all voting and similar rights in respect of its Certain Funds Commitments including for the avoidance of doubt any rights to approve any amendment or waiver until the expiry of the Certain Funds Period, free of any obligation to act on the instructions of any other person.
SECTION 6.Actions by the Borrower During Certain Funds Period.

(a)During the Certain Funds Commitment Period and notwithstanding any provision to the contrary in the Loan Documents, the Borrower shall not rescind, terminate or cancel the Loan Documents or the Commitments (or request any Revolving Credit Loans to the extent that, after giving effect thereto, the aggregate Available Revolving Credit Commitments of the Revolving Lenders would be less than the Certain Funds Commitments, other than the Certain Funds Draw), and shall ensure that at least $530,000,000 of Revolving Credit Commitments remains available under the Credit Agreement for the Certain Funds Purposes.
(b)The Borrower will, or cause the Acquisition Co to:
(i)[reserved].
(ii)Comply in all material respects with the Takeover Code (subject to any waivers or dispensations granted by the Executive) in relation to any Takeover Offer.
(iii)Except as consented to by the Administrative Agent in writing (such consent not to be unreasonably withheld, delayed or conditioned), ensure that the Takeover Offer Document corresponds in all material respects to the terms and conditions of the Takeover Offer as contained in the Rule 3.5 Announcement, subject to any variations which are not Materially Adverse Amendments and changes as required pursuant to the Takeovers Code or required by the Executive.
(iv)Ensure that the Takeover Offer Document contains all the material terms and conditions of the Takeover Offer and ensure that the conditions to the Takeover Offer include an Acceptance Condition set at a level at not less than the Minimum Acceptance Condition.
(v)Except as consented to by the Administrative Agent in writing (such consent not to be unreasonably withheld, delayed or conditioned), not amend, treat as satisfied or waive (i) any term or condition of the Takeover Offer Document (other than the Acceptance Condition), as applicable, other than any such amendment, treatment or waiver which is not a Materially Adverse Amendment, or (ii) the Acceptance Condition if the effect of such amendment, treatment or waiver would be that the Acceptance Condition would be capable of being satisfied at a level less than the Minimum Acceptance Condition.
(vi)Not take any action, and procure that no Person acting in concert with it takes any action, which would require the Borrower or the Acquisition Co (as the case may be) to make a mandatory offer for the Target Shares in accordance with Rule 26 of the Takeovers Code or which would require a change to be made to the terms of the Takeover Offer pursuant to the Takeovers Code which change, if made voluntarily, would be a Materially Adverse Amendment.

(vii)Provide the Administrative Agent with copies of the Takeover Offer Document and such information as it may reasonably request regarding the current level of acceptances subject to any confidentiality, legal, regulatory or other restrictions relating to the supply of such information.
(viii)Promptly deliver to the Administrative Agent or the receiving agent any written agreement between the Borrower or the Acquisition Co (as the case may be) and the Target to the extent material to the interests of the Lenders in relation to the consummation of the Target Acquisition (in each case, upon such documents or agreements being entered into by the Borrower or the Acquisition Co (as the case may be), and all other material announcements and documents published by the Borrower or the Acquisition Co (as the case may be) or delivered by the Borrower or the Acquisition Co (as the case may be) to the Executive pursuant to the Takeover Offer (other than the cash confirmation) and all legally binding agreements entered into by the Borrower or the Acquisition Co (as the case may be) in connection with a Takeover Offer, in each case to the extent the Borrower, acting reasonably, anticipates they will be material to the interests of the Lenders in connection with the Transactions, except to the extent it is prohibited by legal (including contractual) or regulatory obligations or restrictions from doing so.
(ix)Not declare the Takeover Offer unconditional as to acceptances until the Minimum Acceptance Condition has been satisfied.
(x)Not make any public announcement or public statement (other than in the relevant Offer Documents or the Borrower’s public filing of the Amendment on Form 8-K, if applicable) concerning the Credit Agreement or the Lenders in connection with the financing of the Target Acquisition without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) unless required to do so by the Takeovers Code, the Executive, other competent regulatory body, stock exchange, or by a court of competent jurisdiction.
SECTION 7.Other Certain Funds Matters.
(a)Notwithstanding anything in the Credit Agreement to the contrary, for a period commencing on the Amendment Effective Date and ending on the date falling 120 days after the date on which the Target Acquisition is consummated (the “Clean-Up Date”), notwithstanding any other provision of any Loan Document, any breach of covenants, misrepresentations or other default which arises with respect to the Target Group will not be deemed a breach of a covenant, misrepresentation or a default or an Event of Default, as the case may be, if:
(A)it is capable or remedy and reasonable steps are being taken to remedy it;
(B)the circumstances giving rise to it have not knowingly been procured by or approved by the Borrower; and
(C)it is not reasonably likely to have a Material Adverse Effect.
If the relevant circumstances are continuing on or after the Clean-Up Date, there shall be a breach of covenant, misrepresentation or default or Event of Default, as the case may be, notwithstanding the above.
SECTION 8.Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

SECTION 9.No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.
SECTION 10.Governing Law; Counterparts.
(a)This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The provisions of subsections 13.12 and 13.17 of the Credit Agreement are incorporated herein, mutatis mutandis.
(b)This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission or in electronic (i.e., “pdf” or “tif”) format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 11.Miscellaneous.
(a)Upon and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment shall constitute a Loan Document.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
BOSTON SCIENTIFIC CORPORATION

By: /s/ Robert J. Castagna______________
Name: Robert J. Castagna
Title: Vice President and Treasurer

Signature Page to Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Darin Mullis_________________________
Name: Darin Mullis
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By: /s/ Darren Merten____________________
Name: Darren Merten
Title: Director

BARCLAYS BANK PLC
as a Lender

By: /s/ Warren Veech III____________________
Name: Warren Veech III
Title: Vice President

CITIBANK, N.A.,
as a Lender

By: /s/ Richard Rivera__________________
Name: Richard Rivera
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as an Issuing Lender

By: /s/ James Kyle O’Donnell____________________
Name: James Kyle O’Donnell
Title: Vice President

SOCIETE GENERALE,
as a Lender

By: /s/ Richard Bernal____________________
Name: Richard Bernal
Title: Managing Director

Signature Page to Amendment to Credit Agreement

BNP PARIBAS,
as a Lender

By: /s/ Andy Strait____________________
Name: Andy Strait
Title: Managing Director

By: /s/ John Bosco____________________
Name: John Bosco
Title: Managing Director

DNB Capital LLC.,
as a Lender

By: /s/ Devan Patel____________________
Name: Devan Patel
Title: Senior Vice President

By: /s/ Bret Douglas____________________
Name: Bret Douglas
Title: Senior Vice President

Goldman Sachs Bank USA,
as a Lender

By: /s/ Dan Martis____________________
Name: Dan Martis
Title: Authroized Signatory

MUFG BANK, LTD.,
as a Lender

By: /s/ Jack Lonker____________________
Name: Jack Lonker
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

Error! No property name supplied.        12/8/2018
Signature Page to Amendment to Credit Agreement

By: /s/ Scott MacVicar____________________
Name: Scott MacVicar
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA,
as a Lender

By: /s/ Arjun Talwalkar____________________
Name: Arjun Talwalkar
Title: Director

The Toronto-Dominion Bank, New York Branch,
as a Lender

By: /s/ Mike Tkach____________________
Name: Mike Tkach
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Maria Massimino____________________
Name: Maria Massimino
Title: Senior Vice President

Allied Irish Bank Plc,
as a Lender

By: /s/ Susan O’Herlihy____________________
Name: Susan O’Herlihy pp to Mick Murray
Title: Business Unit Head

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ Ming K. Chu____________________
Name: Ming K. Chu
Title: Director

By: /s/ Annie Chung____________________
Name: Annie Chung
Title: Director
Error! No property name supplied.        12/8/2018
Signature Page to Amendment to Credit Agreement

INTESA SANPAOLO S.p.A., New York Branch,
as a Lender

By: /s/ Jordan Schweon____________________
Name: Jordan Schweon
Title: Managing Director

By: /s/ Jennifer Feldman Facciola____________
Name: Jennifer Feldman Facciola
Title: Business Director

STANDARD CHARTERED BANK,
as a Lender

By: /s/ Kristopher Tracy____________________
Name: Kristopher Tracy
Title: Director, Financing Solutions

Error! No property name supplied.        12/8/2018
Signature Page to Amendment to Credit Agreement